UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth below in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Bioventus Inc. (the “Company”), stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the Company’s Board and provide for the annual election of directors after the expiration of their respective current terms (the “Declassification Charter Amendment”). Pursuant to the terms of the Declassification Charter Amendment, the directors elected prior to the 2024 Annual Meeting will continue to serve the remaining portion of their three-year terms, but directors elected at or after the 2024 Annual Meeting were and will be elected to one-year terms. Accordingly, the entire Board will be elected on an annual basis at the Company’s 2026 annual meeting of stockholders and at each annual meeting of stockholders thereafter. The Declassification Charter Amendment also provides that, effective with the 2026 annual meeting of stockholders, directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. The Board previously approved the Declassification Charter Amendment, subject to approval by the Company’s stockholders. The Declassification Charter Amendment will become effective upon the Company filing a certificate of amendment to the Charter with the Secretary of State of the State of Delaware, which it intends to do as soon as practicable.

On June 12, 2024, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”), effective as of the date the certificate of amendment to the Charter is filed with the Secretary of State of the State of Delaware, to make conforming changes with respect to the Declassification Charter Amendment.

The foregoing descriptions of the Declassification Charter Amendment and Second Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by the full text of the form of Declassification Charter Amendment and Second Amended and Restated Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 respectively and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the 2024 Annual Meeting on June 11, 2024. A total of 71,223,031 shares (the “Shares”) of both Class A common stock and Class B common stock (collectively, the “Common Stock”) were present in person or represented by proxy at the 2024 Annual Meeting, representing approximately 89.46% of the outstanding Shares of Common Stock entitled to vote as a single class as of the April 15, 2024 record date.

The following proposals were voted upon at the 2024 Annual Meeting and the final voting results with respect to each such proposal are set forth below.

At the 2024 Annual Meeting, the stockholders approved the Declassification Charter Amendment described in Item 5.03 above. The vote for this proposal was 61,439,110 Shares for, 135,200 Shares against, 22,572 Shares abstaining, and 9,626,149 broker non-votes.

The stockholders also elected the following Class III directors to serve on the Board until the 2025 annual meeting of stockholders and until each such director’s respective successor is elected and qualified, or until each such director’s death, resignation or removal, based on the following votes:

Nominee	For	Withheld	Broker Non-Votes
Robert E. Claypoole	61,506,727	90,155	9,626,149
Philip G. Cowdy	60,833,261	763,621	9,626,149
Martin P. Sutter	59,713,846	1,883,036	9,626,149

The stockholders also ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The vote for such ratification was 71,179,096 Shares for, 14,660 Shares against, 29,275 Shares abstaining, and no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of Bioventus Inc.

3.2	Second Amended and Restated Bylaws of Bioventus Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: June 17, 2024	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel